Exhibit 10.84

SECURED CONVERTIBLE REVOLVING LOAN NOTE

Up to $2,500,000

Dated: August 7, 2007

FOR VALUE RECEIVED, the undersigned, EMAGIN CORPORATION, a Delaware corporation, with its principal place of business located at 10500 N.E. 8th Street, Suite 1400 Bellevue, Washington 12533 (“eMagin” and “Borrower”) promises to pay to the order of MORIAH CAPITAL, L.P., a Delaware limited partnership with offices at 685 Fifth Avenue, New York, New York 10022, and its successors and assigns (“Lender”), on or before the Maturity Date, the principal sum of up to Two Million Five Hundred Thousand Dollars ($2,500,000) in accordance with the Loan and Security Agreement, of even date herewith, entered into by and between Borrower and Lender (as amended from time to time, the “Agreement”).  Capitalized terms used herein and not defined herein shall have their respective meanings as set forth in the Agreement.

INTEREST; DUE DATE:  Interest shall be due and payable as provided in the Agreement.  The Loan and all other Indebtedness evidenced hereby not paid before the Maturity Date shall be due and payable on the Maturity Date.

MAXIMUM RATE OF INTEREST:  It is intended that the rate of interest herein shall never exceed the maximum rate, if any, which may be legally charged on the Loans evidenced by this Note (the “Maximum Rate”), and if the provisions for interest contained in this Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate, and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of Lender, returned to Borrower.

PLACE OF PAYMENT:  All payments hereon shall be made, and all notices to Lender required or authorized hereby shall be given, at the office of Lender at the address designated in the Agreement, or to such other place as Lender may from time to time direct by written notice to Borrower.

APPLICATION OF PAYMENTS:  All payments received hereunder shall be applied in accordance with the provisions of the Agreement.

PAYMENT AND COLLECTION:  All amounts payable hereunder are payable by check or wire transfer in immediately available funds to the account number specified by Lender, in lawful money of the United States.  Borrower agrees to perform and comply with each of the covenants, conditions, provisions and agreements contained in every instrument now evidencing or securing said Indebtedness.

SECURITY:  This Note is issued pursuant to the Agreement and is secured by a pledge of the Collateral as described in the Loan Documents.  Notwithstanding the pledge of the Collateral described above, Borrower hereby acknowledges, admits and agrees that Borrower’s obligations under this Note are recourse obligations of Borrower to which Borrower pledges its full faith and credit.

DEFAULTS:  Upon the happening of an Event of Default, Lender shall have all of the rights and remedies set forth in the Agreement.

The failure to exercise any of the rights and remedies set forth in the Agreement shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event.  The acceptance by Lender of any payment which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights and remedies at that time or at any subsequent time or nullify any prior exercise of any such rights or remedies without the express consent of Lender, except as and to the extent otherwise provided by law.

WAIVERS:  Borrower waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note.

TERMINOLOGY:  Any reference herein to Lender shall be deemed to include and apply to every subsequent holder of this Note.  Any reference herein to Borrower shall mean eMagin and any of its Subsidiaries that may be bound under any of the Loan Documents.

AGREEMENT:  Reference is made to the Agreement for provisions as to the Loan, rates of interest, Collateral, acceleration and release matters.  If there is any conflict between the terms of this Note and the terms of the Agreement, the terms of the Agreement shall control.

APPLICABLE LAW:  This Note shall be governed by and construed and interpreted in accordance under the laws of the State of New York, the laws of which Borrower hereby expressly elects to apply to this Note, without giving effect to provisions for choice of law thereunder.  Borrowers agree that any action or proceeding brought to enforce or arising out of this Note shall be commenced in accordance with the provisions of the Agreement.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, this Secured Convertible Revolving Loan Note has been duly executed and delivered as of the day and year first above written.

EMAGIN CORPORATION

By:	/s/
Name
Title

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